Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our firm’s audit report dated 27 May 2010 relating to the financial statements of Savvy Business Support, Inc., as of May 20, 2010 and for the period from April 30, 2010 (inception) to May 20, 2010 appearing elsewhere in this Registration Statement.

We also consent to the reference to Conner & Associates, PC under the heading “Experts” in such Prospectus.

/s/ Conner & Associates, PC
Conner & Associates, PC
Newtown, Pennsylvania
28 June 2010